EXHIBIT 10.34

                                 [LETTER HEAD]

                                                               November 24, 1997

Mr. Alan Harper
Chairman
First American Railways, Inc.
3700 North 29th Avenue, Suite 202
Hollywood, FL  33020

Dear Alan:

         This will confirm my verbal offer indicating that CSX Transportation, Inc. is willing to accept payment for trackage fees is the form of FAR common stock for the period beginning October, 1997, through March, 1998. That offer is conditioned on fact that FAR stock continues to be traded publicly on the NASDAQ exchange and that FAR remains solvent and ourside the protection of the bankruptcy laws. If delisting or a bankruptcy filing occurs, this offer is rescinded.

         Rather than set a pre-determined conversion price for the stock, CSXT will accepth the closing price of FAR stock on the last workday of each month, beginning with October, 1997, and continuing through March, 1998, as the appropriate price for determining the number of shares CSXT is entitled to as compensation. Rather than go through the administrative chore of issuing stock each month, please arrange to have the stock issued early in January, 1998 for the Octover through December, 1997 period, and in April, 1998, for the January through March, 1998 period.

         If you have any questions, please don't hesitate to call.

                                    Sincerely,

                                    /S/ ALBERT B. AFTOORA
                                    --------------------------------------------
                                        Albert B. Aftoora

cc:  L.L. Brown - Director Exp. Billing